SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  September 3, 1996



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
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     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
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            (Registrant's telephone number, including area code)





Item 2. Acquisition or Disposition of Assets.

     On September 3, 1996, the Registrant's 58% owned subsidiary,
Response Oncology, Inc. (Response), acquired (the "Transaction") from
Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. (the "Sellers") 100% of the outstanding common stock (the "Acquired Stock") of Rosenberg &
Kalman, M.D., P.A. (the "Acquired Business"). The total consideration
(the "Purchase Price") paid for the Acquired Stock was approximately
$8.1 million in cash and $1.9 million in Response's unsecured, subordinated promissory notes payable on or before August 30, 2001. The Notes may, at the election of the holders, be paid in shares of Response Common Stock based on a price equal to 110% of the lesser of $12.50 per share or the average closing price per Share on The Nasdaq Stock Market's National Market for the ten trading days immediately preceding the Closing Date.
The issuance and delivery of Response common stock in full or partial payment of the Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

     The Acquired Stock was purchased by Response directly from the Sellers. At the time of the Transaction, neither Seller had a material relationship with Response. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of business management of a medical oncology and hematology practice, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the medical oncology and hematology specialty.

     Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with Response providing for the management by Response of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, Response will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by Response in exchange for an agreed-upon management fee.

     The cash portion of the Purchase Price was provided from the proceeds of a draw on Response's unsecured acquisition credit facility provided through a syndicate of commercial banks led by NationsBank of Tennessee, N.A. Borrowings under such facility bear interest at a rate equal to LIBOR plus 2 5/8%, and are payable on or before May 31, 1998.

     The Registrant has exchanged its $10 million loan to Response for an equity investment in the form of 909,090 shares of common stock, $.01 par value per share.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

It is impracticable for the Registrant to provide with this Current Report the interim financial statements for the Acquired Business required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as they become available, but in any event no later than November 15, 1996.

     (c)  Exhibits

          10(a) Form of the Stock Purchase Agreement among Response Oncology, Inc., Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. dated as of September 1, 1996

          10(b) Form of the Service Agreement among Response Oncology, Inc., Rosenberg & Kalman, M.D., P.A., R&K, M.D., P.A. and Stockholders of R&K, M.D., P.A. dated as of September 1, 1996. Portions of this exhibit have been omitted and filed separately by Response with the Commission pursuant to a claim for confidential treatment.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  September 17, 1996             By:  /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary